EXHIBIT 99.4

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

FINANCIAL STATEMENTS

As of December 31, 2003 and 2002 and for the Years Ended December 31,

2003, 2002, and 2001, and as of July 2, 2004 (unaudited) and for the six months ended July 2, 2004 and July 4, 2003 (unaudited)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholder

of SCG Philippines, Incorporated

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of SCG Philippines, Incorporated (an indirect wholly-owned subsidiary of ON Semiconductor Corporation) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has extensive transactions and relationships with ON Semiconductor Corporation and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona

February 2, 2004, except for

the third paragraph of Note 2 for

which the date is February 9, 2004

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

BALANCE SHEET

	December 31,		July 2, 2004
	2003	2002
			(unaudited)
	(in millions)
ASSETS
Cash and cash equivalents	$3.0	$4.6	$13.2
Other current assets	1.5	2.4	1.7
Due from affiliates	15.0	7.0	7.8

Total current assets	19.5	14.0	22.7
Property, plant and equipment, net	24.8	31.0	24.0
Income taxes receivable	0.5	—	—
Other assets	0.3	0.3	0.3

Total assets	$45.1	$45.3	$47.0

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable	$3.0	$2.6	$3.4
Accrued expenses	0.5	0.5	1.1
Due to affiliates	0.1	0.2	0.1
Income taxes payable	—	0.4	0.2
Deferred income taxes	0.2	—	—

Total current liabilities	3.8	3.7	4.8
Other long-term liabilities	0.3	0.2	0.5
Deferred income taxes	0.4	0.6	0.4

Total liabilities	4.5	4.5	5.7

Commitments and contingencies (See Note 10)	—	—	—

Common stock	69.1	68.2	69.4
Accumulated deficit	(28.5)	(27.4)	(28.1)

Total stockholder’s equity	40.6	40.8	41.3

Total liabilities and stockholder’s equity	$45.1	$45.3	$47.0

The accompanying notes are an integral part of these financial statements.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

STATEMENT OF OPERATIONS

	Year Ended December 31,			Six Months Ended
	2003	2002	2001	July 2, 2004	July 4, 2003
				(unaudited)	(unaudited)
	(in millions)
Sales to affilates	$31.7	$34.1	$32.4	$15.5	$17.7
Cost of sales to affiliates	29.0	31.3	27.6	12.5	16.3

Gross profit	2.7	2.8	4.8	3.0	1.4

Operating expenses:
General and administrative	2.6	2.7	3.7	1.8	1.4
Restructuring, asset impairments and other, net	0.1	2.3	2.1	—	0.1

Total operating expenses	2.7	5.0	5.8	1.8	1.5

Operating income (loss)	—	(2.2)	(1.0)	1.2	(0.1)
Interest income	—	0.1	0.2	0.1	—
Interest expense	—	—	(0.2)	—	—
Realized and unrealized foreign currency gains or losses	(0.1)	0.3	—	—	—

Income (loss) before income taxes	(0.1)	(1.8)	(1.0)	1.3	(0.1)
Income tax benefit (provision)	(1.0)	(1.4)	1.0	(0.9)	(0.2)

Net income (loss)	$(1.1)	$(3.2)	$(0.0)	$0.4	$(0.3)

The accompanying notes are an integral part of these financial statements.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock	Accumulated Deficit	Total
	(in millions)
Balance at December 31, 2000	$66.3	$2.4	$68.7
Contributed services by Parent	1.1	—	1.1
Dividends paid	—	(20.6)	(20.6)
Comprehensive income (loss):
Net income (loss)	—	—	—

Balance at December 31, 2001	67.4	(18.2)	49.2
Contributed services by Parent	0.8	—	0.8
Dividends paid	—	(6.0)	(6.0)
Comprehensive income (loss):
Net income (loss)	—	(3.2)	(3.2)

Balance at December 31, 2002	68.2	(27.4)	40.8
Contributed services by Parent	0.9	—	0.9
Comprehensive income (loss):
Net income (loss)	—	(1.1)	(1.1)

Balance at December 31, 2003	69.1	(28.5)	40.6
Contributed services by Parent	0.3	—	0.3
Comprehensive income (loss) (unaudited):
Net income (loss) (unaudited)	—	0.4	0.4

Balance at July 2, 2004 (unaudited)	$69.4	$(28.1)	$41.3

The accompanying notes are an integral part of these financial statements.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

STATEMENT OF CASH FLOWS

	Year Ended December 31,			Six Months Ended
	2003	2002	2001	July 2, 2004	July 4, 2003
				(unaudited)	(unaudited)
	(in millions)
Cash flows from operating activities:
Net income (loss)	$(1.1)	$(3.2)	$(0.0)	$0.4	$(0.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7.2	10.0	10.9	2.1	4.8
Write-off of receivable from Motorola	—	2.3	—	—	—
Non-cash impairment write-down of property, plant and equipment	0.1	—	0.6	—	0.1
Non-cash support costs provided by Parent	0.9	0.8	1.1	0.3	0.5
Deferred income taxes	—	—	(1.0)	(0.2)	(0.3)
Other	0.4	(0.6)	1.0	—	0.4
Changes in assets and liabilities:
Income taxes receivable	(0.5)	0.4	(0.4)	0.5	—
Other assets	(0.0)	2.8	(0.4)	(0.4)	(0.4)
Due from affiliates	(8.0)	(4.1)	(2.8)	7.2	0.4
Accounts payable	0.4	(0.3)	(1.4)	0.4	—
Accrued expenses	—	0.2	(1.6)	0.6	0.1
Due to affiliates	(0.1)	(0.1)	0.2	—	(0.1)
Income taxes payable	(0.4)	0.4	—	0.2	(0.4)
Other long-term liabilities	0.1	0.1	0.1	0.2	0.1

Net cash provided by (used in) operating activities	(1.0)	8.7	6.3	11.3	4.9

Cash flows from investing activities:
Purchases of property, plant and equipment	(0.6)	(1.6)	(1.5)	(1.1)	—

Net cash used in investing activities	(0.6)	(1.6)	(1.5)	(1.1)	—

Cash flows from financing activities:
Payment of dividends	—	(6.0)	(20.6)	—	—

Net cash used in financing activities	—	(6.0)	(20.6)	—	—

Net increase (decrease) in cash and cash equivalents	(1.6)	1.1	(15.8)	10.2	4.9
Cash and cash equivalents, beginning of period	4.6	3.5	19.3	3.0	4.6

Cash and cash equivalents, end of period	$3.0	$4.6	$3.5	$13.2	$9.5

The accompanying notes are an integral part of these financial statements.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

SCG Philippines, Incorporated (the “Company”) is a wholly-owned subsidiary of Semiconductor Components Industries, LLC (“SCI LLC” or “Parent”), which is a wholly-owned subsidiary of ON Semiconductor Corporation (“ON Semiconductor”). The Company is located in Carmona, Philippines and is engaged in the manufacture of semiconductor products. Formerly known as the Semiconductor Components Group of the Semiconductor Products Sector of Motorola, Inc., ON Semiconductor was a wholly-owned subsidiary of Motorola Inc. (“Motorola”) prior to its August 4, 1999 recapitalization (the “Recapitalization”). ON Semiconductor continues to hold, through direct and indirect subsidiaries, substantially all the assets and operations of the Semiconductor Components Group of Motorola’s Semiconductor Products Sector. The Company’s common stock consists of 3,000,000 authorized shares, 2,250,000 shares of which were issued to SCI LLC in connection with the Recapitalization and remain outstanding.

SCI LLC incurs certain manufacturing and information technology support costs that directly benefit its various manufacturing affiliates including the Company. Although such costs are not recorded in the Company’s local statutory accounts and are not deductible for local tax purposes, they have been allocated to the Company and reflected in the accompanying financial statements as cost of sales with an offsetting capital contribution from SCI LLC. The allocations utilized in arriving at the amounts reflected in the accompanying financial statements are based on assumptions that management believes are reasonable in the circumstances; however, such allocations are not necessarily indicative of the costs that would have been incurred by the Company had it operated as a stand-alone entity.

The accompanying unaudited financial statements as of July 2, 2004 and for the six months ended July 2, 2004 and July 4, 2003, respectively, have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of the Company’s management, the interim information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The footnote disclosures related to the interim financial information included herein are also unaudited.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of valuation allowances relating to receivables, and deferred tax assets; accruals for customer incentives, warranties, and restructuring charges, inventory writedowns and pension obligations; the fair values of financial instruments (including derivative financial instruments); and future cash flows associated with long-lived assets. Actual results could differ from these estimates. Certain prior period amounts have been revised to conform to the current period presentation. These changes had no impact on previously reported net loss or stockholders’ deficit.

Note 2:  Liquidity

During the quarter and six months ended July 2, 2004, ON Semiconductor incurred a net loss of $3.5 million and $51.1 million, respectively, compared to a net loss of $57.5 million and $108.0 million, respectively, for the quarter and six months ended July 4, 2003. ON Semiconductor’s net loss included net charges from restructuring, asset impairments and other, net of $0.9 million and $14.0 million, respectively, for the quarter and six months ended July 2, 2004 as compared to $34.6 million for the quarter and six months ended July 4, 2003. ON Semiconductor’s net loss for the quarter and six months ended July 2, 2004 also included charges of $27.4 million and $60.4 million, respectively, for loss on debt prepayment as compared to charges of $3.5 million for

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the six months ended July 4, 2003. ON Semiconductor’s net loss for the six months ended July 4, 2003, included a charge of $21.5 million relating to a change in accounting principle described in Note 7. Net cash provided by operating activities was $52.9 million and $85.7 million for the quarter and six months ended July 2, 2004, respectively, as compared $12.1 million and $16.7 million for the quarter and six months ended July 4, 2003, respectively.

At July 2, 2004, ON Semiconductor had $257.7 million in cash and cash equivalents, net working capital of $253.8 million, term and revolving debt of $1,174.0 million in the aggregate and a stockholders’ deficit of $466.9 million. ON Semiconductor’s long-term debt includes $320.2 million (net of discount) under its senior bank facilities; $124.9 million (net of discount) of its 12% first lien senior secured notes due 2010; $190.6 million (net of discount) of its 13% second lien senior secured notes due 2008; $34.2 million of its 12% senior subordinated notes due 2009; $260.0 million of its zero coupon convertible senior subordinated notes due 2024; $146.9 million under its 10% junior subordinated note due 2011; $22.4 million under a note payable to a Japanese bank due 2010; $65.6 million under loan facilities with Chinese banks; and $9.2 million under capital lease obligations. ON Semiconductor was in compliance with all of the covenants contained in its various debt agreements as of July 2, 2004 and expects to remain in compliance over the next twelve months.

In February 2004, ON Semiconductor completed a public offering of common stock resulting in net proceeds of $226.7 million. The net proceeds were used to redeem $70.0 million principal amount of ON Semiconductor’s 13% senior secured notes due 2010 and $105.0 million principal amount of the 12% senior secured notes due 2008 at a redemption price of 112% of the principal amount of such notes. The remaining proceeds will be used for general corporate purposes.

In April 2004, ON Semiconductor commenced a cash tender offer for all of its outstanding 12% Senior Subordinated Notes due 2009. ON Semiconductor redeemed $225.8 million as of July 2, 2004, and redeemed the remaining $34.2 million outstanding principal amount of senior subordinated notes on August 2, 2004 at 106% of par value, using cash and cash equivalents. In order to finance the cash tender offer, ON Semiconductor issued $260.0 million of zero coupon convertible senior subordinated notes due 2024 and cash on hand. The notes do not bear cash interest, nor does the principal amount accrete. The notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain existing and future subsidiaries of ON Semiconductor.

During the year ended December 31, 2003, ON Semiconductor incurred a net loss of $166.7 million compared to net losses of $141.9 and $831.4 million in 2002 and 2001, respectively. ON Semiconductor’s net results included restructuring, asset impairments and other, net of $61.2 million, $27.7 million and $150.4 million in 2003, 2002 and 2001, respectively, as well as interest expense of $151.1 million $152.5 million and $143.6 million, respectively. ON Semiconductor’s operating activities provided cash of $45.7 in 2003 and $46.4 million in 2002 and used cash of $116.4 million in 2001.

At December 31, 2003, ON Semiconductor had $186.6 million in cash and cash equivalents, net working capital of $212.5 million, term or revolving debt of $1,302.9 million and a stockholders’ deficit of $644.6 million. ON Semiconductor’s long-term debt includes $320.1 million under its senior bank facilities; $191.6 million (net of discount) of its 13% senior secured notes due 2010; $292.6 million (net of discount) of its 12% senior secured notes due 2008; $260.0 million of its 12% senior subordinated notes due 2009; $139.9 million under a 10% junior subordinated note payable to Motorola due 2011; $48.0 million under a loan facility with a Chinese bank due 2013; $24.3 million under a note payable to a Japanese bank due 2010; $20.0 million under a loan facility with a Chinese bank due 2006; and $6.4 million under a capital lease obligations. ON Semiconductor was in compliance with all of the covenants contained in its various debt agreements at December 31, 2003 and expects to remain in compliance over the next twelve months.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ON Semiconductor’s ability to service its long-term debt, to remain in compliance with the various covenants and restrictions contained in its credit agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If ON Semiconductor fails to generate sufficient cash from operations, it may need to raise additional equity or borrow additional funds to achieve its longer term objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to ON Semiconductor. Management believes that cash flow from operating activities coupled with existing cash balances will be adequate to fund ON Semiconductor’s operating and capital needs as well as enable it to maintain compliance with its various debt agreements through December 31, 2004. To the extent that results or events differ from ON Semiconductor’s financial projections and business plans, the Company’s liquidity may be adversely impacted.

Note 3:  Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of valuation allowances relating to receivables; restructuring charges and pension obligations; and future cash flows associated with long-lived assets. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of such instruments.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and are depreciated over estimated useful lives of 30-40 years for buildings and 3-20 years for machinery and equipment using accelerated and straight-line methods. Expenditures for maintenance and repairs are charged to operations in the year in which the expense is incurred.

When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

The Company evaluates the recoverability of the carrying amount of its property, plant and equipment whenever events or changes in circumstances indicate that the related carrying amount of an asset may not be recoverable. Impairment is assessed when the undiscounted expected cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment test, the undiscounted cash flows used to assess impairments and the fair value of an impaired asset. The dynamic economic environment in which the Company operates and the resulting assumptions used to estimate future cash flows impact the outcome of these impairment tests.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue Recognition

The Company recognizes revenue when assembly and test services are completed on inventory consigned in from affiliates and the related products are shipped to the affiliated company. Revenues include the cost of assembly and test services performed plus a markup based on an intercompany transfer pricing agreement.

Stock-Based Compensation

The Company accounts for employee stock options relating to the common stock of ON Semiconductor in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations (“APB 25”) and provides the pro forma disclosures required by Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock Based Compensation”. The Company measures compensation expense relating to non-employee stock awards in accordance with SFAS No. 123.

Had the Company determined employee stock compensation expense in accordance with SFAS No. 123, the Company’s net income (loss) for 2003, 2002, and 2001 and for the six months ended July 2, 2004 and July 4, 2003, respectively, would have been increased to the pro forma amounts indicated below (in millions):

	Year Ended December 31,			Six Months Ended
	2003	2002	2001	July 2, 2004	July 4, 2003
Net loss, as reported	$(1.1)	$(3.2)	$(0.0)	$0.4	$(0.3)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(0.3)	(0.3)	(0.2)	(0.3)	(0.1)

Pro forma net loss	$(1.4)	$(3.5)	$(0.2)	$0.1	$(0.4)

The fair value of each option grant has been estimated at the date of grant while the fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan has been estimated at the beginning of each of the respective offering periods, both using a Black-Scholes option-pricing model with the following weighted-average assumptions:

				Six Months Ended
Employee Stock Options	2003	2002	2001	July 2, 2004	July 4, 2003
Expected life (in years)	5	5	5	5	5
Risk-free interest rate	3.11%	4.35%	4.93%	3.18%	3.07%
Volatility	0.89	0.70	0.70	0.70	0.70

				Six Months Ended
Employee Stock Purchase Plan	2003	2002	2001	July 2, 2004	July 4, 2003
Expected life (in years)	0.25	0.25	0.25	0.25	0.25
Risk-free interest rate	1.09%	1.68%	4.26%	0.94%	1.17%
Volatility	0.80	0.70	0.70	0.63	0.70

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted-average estimated fair value of employee stock options granted during 2003, 2002 and 2001 was $2.73, $1.94 and $3.26 per share, respectively. The weighted-average estimated fair value of the discount on the shares sold under ON Semiconductor’s 2000 Employee Stock Purchase Plan during 2003, 2002 and 2001 was $0.58, $0.51 and $1.11 per share, respectively.

The weighted-average estimated fair value of employee stock option grants during the first six months of 2004 and 2003 were $4.23 and $0.76 per share, respectively. The weighted-average estimated fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan during the first six months of 2004 and 2003 was $1.83 and $0.32, respectively.

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized.

Foreign Currencies

The Company utilizes the U.S. dollar as its functional currency. The net effects of gains and losses from foreign currency transactions and from the translation of foreign currency financial statements into U.S. dollars are included in current operations.

Defined Benefit Plan

The Company has a defined benefit pension plan that covers most of its employees. For financial reporting purposes, net periodic pension costs are calculated based upon a number of actuarial assumptions, including a discount rate for plan obligations, assumed rate of return on pension plan assets and assumed rate of compensation increase for plan employees. All of these assumptions are based upon management’s judgment, considering all known trends and uncertainties. Actual results that differ from these assumptions would impact the future expense recognition and cash funding requirements of the pension plan.

Related Party Transactions

The Company has extensive transactions and relationships with ON Semiconductor and its affiliates including intercompany pricing agreements and certain manufacturing and information technology support agreements. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

Contingencies

The Company is involved in a variety of legal matters that arise in the normal course of business. Based on information available, management evaluates the relevant range and likelihood of potential outcomes. In accordance with SFAS No. 5, “Accounting for Contingencies”, the Company records the appropriate liability when the amount is deemed probable and estimable.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No 149 amends and clarifies the accounting guidance on derivative instruments (including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not impact the Company’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 specifies that freestanding financial instruments within its scope constitute obligations of the issuer that must be classified as liabilities and carried at liquidation value. Such freestanding financial instruments include mandatorily redeemable financial instruments, obligations to repurchase the issuer’s equity shares by transferring assets, and certain obligations to issue a variable number of shares. The Company’s adoption of SFAS No. 150 did not impact its financial condition or results of operations.

In January 2003, the FASB issued Interpretation No. 46 (“FIN No. 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. FIN No. 46 requires certain variable interest entities (“VIE’s”) be consolidated by the primary beneficiary, as that term is defined in FIN No. 46. The Company’s adoption of FIN No. 46 did not impact its financial condition or results of operations.

In December 2003, the FASB issued SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits (revised 2003)”. SFAS No. 132 revises employers’ disclosures about pension plans and other postretirement benefit plans. It requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. SFAS No. 132, which also requires new disclosures for interim periods beginning after December 15, 2003, is effective for fiscal years ending after December 15, 2003. The Company adopted this Statement for the year ended December 31, 2003 and has included the required disclosures in Note 7 “Employee Benefit Plans”.

Note 4:  Restructuring, Asset Impairments and Other, net

June 2003

In June 2003, the Company identified certain machinery and equipment that would no longer be utilized and recorded a charge of $0.1 million to write-down the remaining carrying value of these assets to their net realizable value.

June 2002

During the second quarter of 2002, ON Semiconductor and Motorola reached a settlement of various contractual issues in exchange for a cash payment from Motorola of $10.6 million which resulted in a related gain to ON Semiconductor of $12.4 million. Because the majority of the contractual issues were between SCI LLC and Motorola, the related gain was recorded entirely on the books of SCI LLC. As a part of the settlement included forgiveness of a receivable due from Motorola, the Company recorded a $2.3 million write-off, which is included in restructuring, asset impairments and other, net in the statement of operations for the year ended December 31, 2002.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

June 2001

In June 2001, the Company recorded charges totaling $0.6 million to cover employee separation costs associated with the termination of approximately 30 employees. All impacted employees were terminated and the Company released the remaining $0.3 million reserve to income during the fourth quarter of 2001 as the actual severance costs were less than originally estimated.

March 2001

In March 2001, the Company recorded charges totaling $1.8 million for costs associated with a restructuring program. The charges included $1.2 million to cover employee separation costs associated with the termination of approximately 100 employees as well as $0.6 million to write off equipment that could no longer be utilized.

The employee separation costs reflected reductions in the Company’s manufacturing, general and administrative staffing levels. All impacted employees have been terminated under this restructuring program.

Note 5:  Balance Sheet Information

Balance sheet information is as follows (in millions):

	December 31,		July 2, 2004
	2003	2002
Other current assets:
Value added tax receivable	$0.7	$1.3	$0.6
Other	0.8	1.1	1.1

	$1.5	$2.4	$1.7

Property, plant and equipment, net:
Buildings	$27.0	$27.0	$27.1
Machinery and equipment	59.5	65.7	60.3

Total property, plant and equipment	86.5	92.7	87.4
Less: Accumulated depreciation	(61.7)	(61.7)	(63.4)

	$24.8	$31.0	$24.0

Accrued expenses:
Current portion of pension liability	$0.2	$0.2	$0.2
Accrued payroll	0.3	0.2	0.8
Other	—	0.1	0.1

	$0.5	$0.5	$1.1

Depreciation expense for property, plant and equipment totaled $6.3 million, $10.0 million and $10.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 6:  Income Taxes

The income tax provision (benefit) is as follows (in millions):

	Year Ended December 31,
	2003	2002	2001
Current	$1.0	$1.5	$0.1
Deferred	—	(0.1)	(1.1)

	$1.0	$1.4	$(1.0)

A reconciliation of the Philippines statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2003	2002	2001
Philippines federal statutory rate	(32.0)%	(32.0)%	(32.0)%
Increase (decrease) resulting from:
Tax holiday	—	—	(33.1)
Foreign currency remeasurement	750.7	98.9	72.9
Non-deductible corporate allocation	288.0	14.2	28.3
Prior year taxes	—	—	(125.4)
Other	(6.7)	(1.9)	(6.3)

	1,000.0%	79.2%	(95.6)%

Deferred tax assets (liabilities) are as follows (in millions):

	Year Ended December 31,
	2003	2002
Unrealized foreign exchange gains	$—	$(0.1)
Reserves and accruals	—	0.3
Depreciation	(0.8)	(1.0)
Other	0.2	0.2

Net deferred tax liability	$(0.6)	$(0.6)

Cash paid for income taxes was $1.9 million, $0.6 million and $0.2 million for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company files income tax returns with the taxing authorities in the various jurisdictions in which it operates. Certain of these income tax returns remain subject to audit by the local tax authorities. Management believes that the resolution of any issues raised by such taxing authorities, including application of any related determinations to subsequent open years, will not have an adverse effect on the Company’s financial condition, results of operations and cash flows.

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7:  Employee Benefit Plan

Defined Benefit Plan

The Company has a pension plan that covers most employees. The benefit formula is dependent upon employee years of service. The Company’s policy is to fund the plan in accordance with the requirements and regulations of Philippine labor laws. Benefits under this pension plan are valued using the projected unit credit cost method. The Company expects to contribute $0.2 million to the pension plan in 2004 based on its current assessment of the economic environment.

In 2003, the Company changed its method of accounting for unrecognized net actuarial gains or losses relating to its defined benefit pension obligations. Historically, the Company amortized its net unrecognized actuarial gains or losses over the average remaining service lives of active plan participants, to the extent that such net gains or losses exceeded the greater of 10% of the related projected benefit obligation or plan assets. The Company no longer defers actuarial gains or losses but will recognize such gains and losses during the fourth quarter of each year, which is the period the Company’s annual pension plan actuarial valuations are prepared with a measurement date of December 31. Management believes that this change is to a preferable accounting method as actuarial gains or losses will be recognized currently in income rather than being deferred. This change did not have a material impact on the Company.

The following is a summary of the status of the Company’s pension plan and the net periodic pension cost (dollars in millions):

	Year Ended December 31,
	2003	2002	2001
Service cost	$0.2	$0.2	$0.2
Interest cost	0.2	0.3	0.3
Expected return on plan assets	(0.1)	(0.2)	(0.2)
Amortization of prior service cost	—	0.1	—

Total net periodic pension cost	$0.3	$0.4	$0.3

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31,
	2003	2002
Change in projected benefit obligation
Projected benefit obligation at the beginning of the year	$2.2	$2.0
Service cost	0.2	0.2
Interest cost	0.2	0.3
Actuarial gain	—	(0.1)
Benefits paid	—	(0.1)
Translation gain	—	(0.1)

Projected benefit obligation at the end of the year	2.6	2.2

Accumulated benefit obligation at the end of the year	1.0	0.7

Change in plan assets
Fair value of plan assets at the beginning of the year	$1.4	$1.2
Actual return on plan assets	0.2	0.1
Benefits paid	—	(0.1)
Employer contributions	0.2	0.3
Translation gain	—	(0.1)

Fair value of plan assets at the end of the year	1.8	1.4

Net amount recognized
Funded status	(0.8)	(0.8)
Unrecognized prior service cost	0.3	0.4

Net amount recognized	(0.5)	(0.4)

Amounts recognized in the statement of financial position
Accrued benefit liability	(0.2)	(0.2)
Other long-term liabilities	(0.3)	(0.2)

Net amount recognized	(0.5)	(0.4)

Weighted average assumptions at the end of the year
Discount rate	10.00%	11.00%
Rate of compensation increase	8.00%	9.00%

As of July 2, 2004 and December 31, 2003, the total accrued pension liability was $0.7 million and $0.5 million, respectively. The components of our net periodic pension expense for the six months ended July 2, 2004 and July 4, 2003, respectively are as follows (in millions):

	Six Months Ended
	July 2, 2004	July 4, 2003
Service cost	$0.1	$0.1
Interest cost	0.2	0.1
Expected return on plan assets	(0.1)	—

Total net periodic pension cost	$0.2	$0.2

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 8:  Foreign Currency Exchange Contracts

The Company’s foreign currency exposures are included in ON Semiconductor’s worldwide foreign currency exposure management program. ON Semiconductor aggregates the forecasted foreign currency exposures for each of its subsidiaries on a monthly basis and enters into forward currency contracts in order to reduce its overall exposure to the effects of currency fluctuations on its results of operations and cash flows. The Company’s net foreign currency transaction losses included in the accompanying statement of operations for the years ended December 31, 2003, 2002 and 2001 are $0.1 million, $0.0 million and $0.4 million, respectively.

Note 9:  Stock Options

Certain employees of the Company participate in ON Semiconductor stock option plans.

Generally, the options granted under these plans vest over a period of four years. Upon the termination of an option holder’s employment, all unvested options will immediately terminate and vested options will generally remain exercisable for a period of 90 days after date of termination (one year in the case of death or disability).

Information with respect to the activity of the stock option plans as it relates to the employees of the Company is as follows (in millions, except per share data):

	2003		2002		2001
	Number Of Shares	Weighted- Average Exercise Price	Number Of Shares	Weighted- Average Exercise Price	Number Of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	0.4	$6.15	0.3	$7.26	0.2	$9.04
Grants	0.2	3.69	0.1	3.17	0.1	5.27
Exercises	—	1.65	—	—	—	—
Cancellations	(0.1)	4.47	—	—	—	—

Outstanding at end of year	0.5	$5.70	0.4	$6.15	0.3	$7.26

Exercisable at end of year	0.1	$9.62	0.1	$8.13	0.1	$5.06

Weighted average fair value of options granted during the period		$2.73		$1.94		$3.26

The following tables summarize options outstanding and options exercisable at December 31, 2003:

	Outstanding Options
	Number Shares	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price
Range of Exercise Prices
$1.25-$2.71	0.1	8.78	$1.30
$3.22-$6.95	0.3	8.69	4.74
$13.063-$16.00	0.1	6.40	15.41

Totals	0.5		5.70

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Exercisable Options
	Number Shares	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price
Range of Exercise Prices
$1.25-$2.71	—	5.80	$1.55
$3.22-$6.95	—	7.52	4.64
$13.063-$16.00	0.1	6.41	15.38

Totals	0.1		9.62

These options will expire if not exercised at specific dates through November 2013.

2000 Employee Stock Purchase Plan

Eligible employees also participate in ON Semiconductor’s 2000 Employee Stock Purchase Plan. Subject to local legal requirements, each of the Company’s full-time employees has the right to elect to have up to 10% of their payroll applied towards the purchase of shares of ON Semiconductor common stock at a price equal to 85% of the fair market value of such shares as determined under the plan. During each quarterly offering period, employees may not purchase stock exceeding the lesser of (i) 500 shares, or (ii) the number of shares equal to $6,250 divided by the fair market value of the stock on the first day of the offering period. During 2003, 2002 and 2001, employees purchased approximately 11,000, 13,000 and 11,300 shares under the plan, respectively.

Note 10:  Commitments and Contingencies

Leases

The following is a schedule by year of future minimum lease obligations under non-cancelable operating leases (in millions):

As of December 31, 2003:
2004	$0.5
2005	0.3
2006	0.1

$0.9

As of July 2, 2004:
Remainder of 2004	$0.3
2005	0.5
2006	0.3
2007	0.2
2008	0.2
Thereafter	1.0

$2.5

SCG PHILIPPINES, INCORPORATED

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Legal Matters

ON Semiconductor is currently involved in a variety of legal matters that arose in the normal course of business. Based on information currently available, management does not believe that the ultimate resolution of these matters will have a material adverse effect on ON Semiconductor’s financial condition, results of operations or cash flows.

Common Stock Collateral Pledge

On May 6, 2002, ON Semiconductor and SCI LLC (collectively, the “Issuers”) issued $300 million principal amount of second lien notes due 2008. The notes are jointly and severally, fully and unconditionally guaranteed on a senior basis by ON Semiconductor’s domestic restricted subsidiaries that are guarantors under its senior subordinated notes. In addition, the notes and guarantees are secured on a second priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries, 65% of the capital stock or other equity interests of its first-tier foreign subsidiaries, including the Company, and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

On March 3, 2003, the Issuers issued $200.0 million principal amount of first-lien senior secured notes due 2010. The notes are fully and unconditionally guaranteed on a joint and several basis by each of the domestic subsidiaries of ON Semiconductor (other than SCI LLC). The notes and guarantees are secured on a first-priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries, 65% of the capital stock or other equity interests of its first-tier foreign subsidiaries, including the Company, and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.